Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Synthetic Biologics, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of this Registration Statement of our report dated March 4, 2021, relating to the consolidated financial statements of Synthetic Biologics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectuses.

/s/ BDO USA, LLP

Potomac, Maryland

May 3, 2021

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